                                                                    EXHIBIT 2.1

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

--------------------------------------------------------------------------------


                               WORLD ACCESS, INC.
                          GST TELECOMMUNICATIONS, INC.
                                  GST USA, INC.




                                December 31, 1997

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I. PURCHASE AND SALE OF SHARES.........................................................  1
     Section 1.1.       Purchase and Sale of Shares............................................  1
     Section 1.2.       Purchase Price.........................................................  1
     Section 1.3.       Option of Seller.......................................................  2

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER AND
     GST  .....................................................................................  3
     Section 2.1.       Corporate Existence....................................................  3
     Section 2.2.       Authorization; Validity................................................  3
     Section 2.3.       No Breach of Statute or Contract.......................................  4
     Section 2.4.       Subsidiaries...........................................................  4
     Section 2.5.       Ownership of Shares....................................................  4
     Section 2.6.       Capitalization; Shares.................................................  4
     Section 2.7.       SEC Reports and Financial Statements...................................  5
     Section 2.8.       Absence of Undisclosed Liabilities.....................................  5
     Section 2.9.       Absence of Certain Changes or Events...................................  5
     Section 2.10.      Proprietary Rights.....................................................  7
     Section 2.11.      Litigation.............................................................  8
     Section 2.12.      Contracts and Commitments..............................................  8
     Section 2.13.      Compliance with Laws; Environmental
                        Matters................................................................  9
     Section 2.14.      Taxes.................................................................. 10
     Section 2.15.      Employees.............................................................. 10
     Section 2.16.      Company Employee Benefit Plans......................................... 10
     Section 2.17.      Brokers................................................................ 14
     Section 2.18.      Closing Date Effect.................................................... 15

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER........................................... 15
     Section 3.1.       Corporate Existence.................................................... 15
     Section 3.2.       Authorization; Validity................................................ 15
     Section 3.3.       No Breach of Statute or Contract....................................... 16
     Section 3.4.       Capitalization; Buyer Common Stock..................................... 16
     Section 3.5.       SEC Reports and Financial Statements................................... 17
     Section 3.6.       Absence of Undisclosed Liabilities..................................... 17
     Section 3.7.       Absence of Certain Changes or Events................................... 17
     Section 3.8.       Litigation............................................................. 19
     Section 3.9.       Compliance with Laws; Environmental
                        Matters................................................................ 19
     Section 3.10.      Taxes.................................................................. 20
     Section 3.11.      Brokers................................................................ 20
     Section 3.12.      Closing Date Effect.................................................... 20

ARTICLE IV.  COVENANTS......................................................................... 20
     Section 4.1.       Access to Information.................................................. 21
     Section 4.2.       Agreement to Cooperate................................................. 21
     Section 4.3.       Directors' and Officers'
                        Indemnification........................................................ 22

                           TABLE OF CONTENTS (cont'd)

                                                                                                Page
                                                                                                ----
     Section 4.4.       Conduct of Business Prior to the
                        Closing Date........................................................... 23
     Section 4.5.       Conduct of Buyer's Business Prior to
                        the Closing Date....................................................... 25
     Section 4.6.       Acquisition of Minority Interest....................................... 26
     Section 4.7.       Announcements.......................................................... 26
     Section 4.8.       Exemption from Anti-Takeover
                        Statutes............................................................... 26
     Section 4.9.       Resignations........................................................... 26
     Section 4.10.      Compliance with Rule 14f-1............................................. 27
     Section 4.11.      Satisfaction of Conditions............................................. 27
     Section 4.12.      Notice of Developments................................................. 27

ARTICLE V.  CLOSING............................................................................ 27
     Section 5.1.       Closing................................................................ 27
     Section 5.2.       Deliveries by Seller and GST........................................... 27
     Section 5.3.       Deliveries by Buyer.................................................... 28

ARTICLE VI.  CONDITIONS PRECEDENT TO OBLIGATIONS............................................... 29
     Section 6.1.       Conditions to Obligations of Buyer..................................... 29
     Section 6.2.       Conditions to Obligations of Seller
                        and GST................................................................ 30

ARTICLE VII.  INDEMNIFICATION; AEROTEL LITIGATION.............................................. 31
     Section 7.1.       Survival of Covenants and Agreements................................... 31
     Section 7.2.       Survival of Representations and
                        Warranties............................................................. 31
     Section 7.3.       Indemnification........................................................ 32
     Section 7.4.       Limitations on Indemnification......................................... 32
     Section 7.5.       Procedure for Indemnification with
                        Respect to Third-Party Claims.......................................... 33
     Section 7.6.       Procedure For Indemnification with
                        Respect to Non-Third-Party Claims...................................... 34
     Section 7.7.       Aerotel Litigation..................................................... 35
     Section 7.8.       Payment................................................................ 38

ARTICLE VIII.  TERMINATION..................................................................... 38
     Section 8.1.       Termination by Buyer................................................... 38
     Section 8.2.       Termination by Seller and GST.......................................... 38
     Section 8.3.       Termination by Any Party............................................... 38
     Section 8.4.       Termination by Mutual Consent.......................................... 39
     Section 8.5.       Effect of Termination.................................................. 39
     Section 8.6.       Specific Performance................................................... 39

ARTICLE IX.  MISCELLANEOUS PROVISIONS.......................................................... 39
     Section 9.1.       Notices................................................................ 39
     Section 9.2.       Entire Agreement....................................................... 40
     Section 9.3.       Binding Effect; Assignment............................................. 40

     Section 9.4.       Captions............................................................... 40
     Section 9.5.       Expenses of Transaction................................................ 40
     Section 9.6.       Waiver; Consent........................................................ 40
     Section 9.7.       No Third Party Beneficiaries........................................... 41
     Section 9.8.       Counterparts........................................................... 41
     Section 9.9.       Gender................................................................. 41
     Section 9.10.      Governing Law.......................................................... 41
     Section 9.11.      Knowledge.............................................................. 41
     Section 9.12.      Incorporation of Exhibits and
                        Schedules.............................................................. 41

                              INDEX OF DEFINITIONS
                              --------------------

Term                                                                                          Section
----                                                                                          -------
Aerotel Contest Notice.........................................................................7.7(d)
Aerotel Damages................................................................................7.7(c)
Affiliate........................................................................................2.17
Antitrust Division.............................................................................4.4(b)
Business.....................................................................................Recitals
Buyer..........................................................................Introductory Paragraph
Buyer Common Stock.............................................................................1.2(b)
Buyer Material Adverse Effect.....................................................................3.1
Buyer Representatives..........................................................................4.3(a)
Buyer SEC Reports.................................................................................3.5
Closing...........................................................................................5.1
Closing Date......................................................................................5.1
Code..........................................................................................2.16(b)
Common Stock.................................................................................Recitals
Company..................................................................................... Recitals
Company Benefit Plan..........................................................................2.16(a)
Company ERISA Affiliate.......................................................................2.16(b)
Company Intellectual Property Rights.............................................................2.10
Company SEC Reports...............................................................................2.7
Contest Notice....................................................................................7.6
Contracts........................................................................................2.12
Damages...........................................................................................7.3
Determination Date.............................................................................7.7(c)
Environmental Laws...............................................................................2.13
ERISA.........................................................................................2.16(a)
Exchange Act......................................................................................2.7
Fair Market Value..............................................................................1.2(b)
FTC............................................................................................4.4(b)
401 Plan......................................................................................2.16(f)
Governmental Authority...........................................................................2.11
GST............................................................................Introductory Paragraph
Hazardous Substance..............................................................................2.13
HSR Act...........................................................................................2.2
Indemnifiable Claims...................................................................7.3(a) and (b)
Indemnification Agreement......................................................................5.2(h)
Indemnification Notice............................................................................7.5
Indemnified Party..............................................................................7.4(b)
Indemnifying Party.............................................................................7.4(b)
Intellectual Property Rights.....................................................................2.10
M&M............................................................................................7.7(a)
Material Adverse Effect...........................................................................2.1
Minority Interest.................................................................................4.6
NACT Claim.....................................................................................4.3(a)
NACT Indemnified Parties.......................................................................4.5(a)
Non-Competition Agreement......................................................................5.2(i)
Non-Disclosure Agreement..........................................................................4.3
Non-Third Party Claim

     Indemnification Notice..................................................................7.6
Payment Shares...............................................................................3.4
Post Determination Date Period............................................................7.7(c)
Proceedings.................................................................................2.11
Purchase Price...............................................................................1.2
Registration Rights Agreement.............................................................5.2(g)
SEC..........................................................................................2.7
Securities Act...............................................................................2.7
Seller....................................................................Introductory Paragraph
Seller Option................................................................................1.3
Seller Representatives.......................................................................4.3
Shares..................................................................................Recitals
Third Party Intellectual Property Rights....................................................2.10

                          INDEX TO EXHIBITS AND ANNEXES
                          -----------------------------

EXHIBIT
-------
A............................................................................Registration Rights Agreement
B................................................................................Indemnification Agreement
C..............................................................Noncompetition and Non-Disclosure Agreement
D..........................................................................................Stock Agreement

                               INDEX TO SCHEDULES
                               ------------------
Seller
------
2.1.............................................................List of Jurisdictions in Which the Company
                                                                               is Qualified to Do Business
2.3......................................................................Effects under Statute or Contract
2.6..........................................................Agreements, Etc. with Respect to Common Stock
2.9...................................................................Absence of Certain Changes or Events
2.10..........................................................................Intellectual Property Rights
2.11............................................................................................Litigation
2.12.............................................................................Contracts and Commitments
2.13............................................................Compliance with Laws; Hazardous Substances
2.14.................................................................................................Taxes
2.16.........................................................................................Benefit Plans
2.17...............................................................................................Brokers


Buyer
-----
3.1.........................................................................List of Jurisdictions in Which
                                                                         Buyer is Qualified to Do Business
3.4.......................................................................Agreements, Etc. with Respect to
                                                                                        Buyer Common Stock
3.7...................................................................Absence of Certain Changes or Events
3.8.............................................................................................Litigation
3.9.............................................................Compliance with Laws; Hazardous Substances
3.10.................................................................................................Taxes
3.11...............................................................................................Brokers

                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT, dated December 31, 1997, is by and among World Access, Inc., a Delaware corporation ("Buyer"), GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and GST USA, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

                  WHEREAS, NACT Telecommunications, Inc., a Delaware corporation (the "Company"), is engaged in the business (the "Business") of providing advanced telecommunications switching platforms with integrated applications software and network telecommunications capabilities; and

                  WHEREAS, Seller is a wholly-owned subsidiary of GST and is the record and beneficial owner of 5,113,712 shares (the "Shares") of the issued and outstanding common stock, $.01 par value per share (the "Common Stock"), of the Company; and

                  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, each of Buyer and Seller agrees as follows:

                     ARTICLE I. PURCHASE AND SALE OF SHARES

                  Section 1.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Shares for an amount equal to the Purchase Price (as hereinafter defined). On the Closing Date, Seller shall deliver to Buyer a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock power executed in blank.

                  Section 1.2. Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $89,489,960. The Purchase Price shall be payable as follows:

                  (a) $59,662,956 shall be paid on the Closing Date by wire transfer of immediately available funds to a United States bank account of Seller specified in writing to Buyer not later than two days prior to the Closing Date; and

                  (b) the remainder of the Purchase Price shall be paid by delivery on the Closing Date of shares (the "Payment Shares"), of Buyer's Common Stock, $.01 par value per share (the "Buyer Common Stock"), with a Fair Market Value (as hereinafter defined) of $29,827,004. For the purposes of this Agreement, Fair Market Value shall mean the average of the closing sales prices of Buyer Common Stock on the Nasdaq National Market for the 20 consecutive trading days next preceding the day on which a public announcement of the sale of the Shares is made.

                  Section 1.3. Option of Seller. Anything in this Agreement to the contrary notwithstanding, Seller shall have the option (the "Seller Option"), exercisable at any time prior to 11:00 p.m., Eastern Standard Time, on January 7, 1998, by notice to Buyer, to elect to reduce to 4,105,043 the number of shares of Common Stock to be sold to Buyer pursuant to the Agreement. Any such notice may be given in a writing delivered to Buyer by facsimile transmission at (404) 262-2598 as to which confirmation of receipt is obtained, or by any other method specified in Section 9.1 hereof. In the event that the Seller Option is exercised, the following provisions shall be applicable:

                           (a) All references in this Agreement to the
Shares shall be references to an aggregate of 4,105,043 shares of Common Stock to be sold by Seller to Buyer.

                           (b) The Purchase Price shall be $71,838,252 and

shall be payable as follows:

                               (i) $59,662,956 shall be paid on the Closing Date by wire transfer of immediately available funds as provided in Section 1.2(a) hereof; and

                               (ii) the remainder of the Purchase Price shall be paid by delivery on the Closing Date of shares of Buyer Common Stock with a Fair Market Value of $12,175,296. All references in this Agreement to the Payment Shares shall be references to an aggregate number of shares of Buyer Common Stock with such Fair Market Value.

          ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER AND GST

                  Each of Seller and GST represents and warrants to Buyer that:

                  Section 2.1. Corporate Existence. Each of Seller, GST and the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to own, operate or lease its respective properties and to carry on its business as now being conducted. Complete and correct copies of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware, and of the ByLaws of the Company and all amendments thereto, certified by the Secretary of the Company, heretofore have been delivered to Buyer. As a result of the business conducted by the Company or the character or location of its properties, the Company is duly qualified to do business and is in good standing in those states listed on Schedule 2.1 hereto, which states are the only states where the nature of the business conducted by it or the character or location of its properties requires such qualification and where the failure to so qualify would have a material adverse effect upon the business, operations, assets, properties, rights or condition (financial or otherwise) or prospects of the Company or upon the ability of the Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect").

                  Section 2.2.    Authorization; Validity.   Each of Seller and
GST has all requisite corporate power and authority to enter into this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Except for the filings by Seller and Buyer required by The Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Seller or GST or the consummation by Seller and GST of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect. All necessary action has been taken by each of Seller and GST with respect to the execution, delivery and performance by each of Seller and GST of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Buyer, this Agreement is a legal, valid and binding obligation of each of Seller and GST, enforceable against each of Seller and GST in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

                  Section 2.3. No Breach of Statute or Contract. Except as set forth on Schedule 2.3 hereto, neither the execution and delivery of this Agreement, nor the consummation by each of Seller and GST of the transactions contemplated hereby, nor compliance by each of Seller and GST with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller, GST or the Company or any of their respective properties; (b) breach or conflict with any of the terms, provisions or conditions of the respective Certificates or Articles of Incorporation or respective By-Laws of Seller, GST or the Company; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Seller, GST or the Company is a party or by which Seller, GST or the Company is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of their respective properties or the Shares.

                  Section 2.4. Subsidiaries. The Company has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

                  Section 2.5. Ownership of Shares. Seller is the record and beneficial owner of the Shares. Seller owns the Shares and the Shares will be transferred to Buyer, free and clear of all liens, claims, charges and other encumbrances and restrictions of any kind or nature. Seller has the power, authority and capacity to transfer and deliver the Shares pursuant to this Agreement and is not party to or bound by any agreement, arrangement or option restricting in any manner the sale and transfer of any of the Shares.

                  Section 2.6. Capitalization; Shares. The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, of which 8,128,797 shares are issued and outstanding on the date hereof and 10,000,000 shares of preferred stock, $.01 par value per share, none of which are outstanding on the date hereof. No shares of the Company's capital stock are owned directly or indirectly by the Company. All of the Company's issued and outstanding shares of capital stock are duly authorized and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.6 hereto, there are no subscriptions, options, warrants, calls, rights, agreements, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer by the Company of any of its capital stock or relating to the sale or transfer of the Shares, including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to the Shares.

                  Section 2.7. SEC Reports and Financial Statements. The Company has timely filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, collectively, the "Company SEC Reports"). At the time of filing, the Company SEC Reports (including any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. The audited consolidated financial statements and unaudited interim consolidated financial statements (including the related notes) of the Company included in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein (which will not be material individually or in the aggregate).

                  Section 2.8. Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports, the Company has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Material Adverse Effect.

                  Section 2.9. Absence of Certain Changes or Events. Except as set forth on Schedule 2.9 hereto, since June 30, 1997, no event or circumstance has occurred resulting or reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since that date there has not been, with respect to the Company:

                  (a) Any change in its Business, operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof which reasonably could be expected to result in a Material Adverse Effect;

                  (b) Other than in the usual and ordinary course of business, any increase in amounts payable by the Company to or for the benefit of or committed to be paid by the Company to or for the benefit of any officer, director, stockholder, consultant, agent or employee of the Company, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

                  (c) Any transaction entered into or carried out other than in the ordinary and usual course of its business, including without limitation, any transaction resulting in the incurrence of liabilities or obligations;

                  (d) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

                  (e) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties that will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only;

                  (f) Except in the ordinary course of business, any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets or services, individually or in the aggregate, in excess of $100,000;

                  (g) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, with a purchase price or carrying value in excess of $100,000;

                  (h) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which the Company is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                  (i) Any declaration of, or dividend or other distribution to the Company's stockholders, purchase, redemption or reclassification of any of the Company's capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing;

                  (j) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business; or

                  (k) Any commitment by the Company to do any of the foregoing.

                  Section 2.10. Proprietary Rights. Schedule 2.10 sets forth a complete and accurate list of all patents (including all reissues, reexaminations, continuations, continuations-in-part and divisions thereof), inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits of the Company and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof that the Company owns or has the right to use or to which the Company is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Intellectual Property Rights"). Except as set forth on Schedule 2.10, the Company is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. Except as disclosed in Schedule 2.10 or as would not reasonably be expected to have a Material Adverse Effect (a) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or other agreement to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights (the "Third-Party Intellectual Property Rights"); (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights or through the Company, are currently pending or, to the knowledge of Seller, are threatened in writing by any person; and (c) Seller does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by the Company, infringes on any copyright, patent, trademarks, service mark or trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Property Rights by the Company.

                  Section 2.11. Litigation. Schedule 2.11 sets forth a complete and accurate list as of the date hereof of all claims, actions, suits, proceedings or, to Seller's knowledge, investigations (collectively, the "Proceedings") pending or, to Seller's knowledge, threatened against or affecting the Company or any of the Company's properties or to Seller's knowledge, any of the Company's officers or directors in their capacities as such, in, before or by any federal, state, or local or foreign court, governmental agency or other governmental body (each a "Governmental Authority"). Seller shall update Schedule 2.11 as of the Closing Date, but any information on such updated schedule relating to Proceedings arising after the date hereof shall not constitute a breach of this Section 2.11 unless such Proceedings have had or can reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.11 or as disclosed in the Company SEC Reports, there is no Proceeding pending or, to the knowledge of Seller, threatened against or affecting the Company or any of the Company's properties or to Seller's knowledge, any of the Company's officers or directors in their capacity as such, in, before or by any Governmental Authority that has had or can reasonably be expected to have a Material Adverse Effect, nor to Seller's knowledge, has any Governmental Authority notified the Company prior to the date hereof of any intention to conduct any investigation with respect to the Company. To Seller's knowledge, the Company is not subject to or in default with the respect to any judgment, order, writ, injunction or decree or any governmental restriction.

                  Section 2.12. Contracts and Commitments. Schedule 2.12 lists all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which the Company is a party (whether or not legally bound thereby) (collectively, the "Contracts"), other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of the Company, that are currently in effect and that require payments, individually or in the aggregate, in excess of $100,000. Each of the Contracts is valid and binding, in full force and effect and enforceable against the Company in accordance with its provisions. Except as set forth on Schedule 2.12, the Company has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Neither the Company nor, to Seller's knowledge, any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Contract. No notice has been received by Seller or the Company claiming any such default by the Company or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

                  Section 2.13.   Compliance with Laws; Environmental Matters.

                  (a) For the purposes of this Section 2.13, the following terms shall have the following meanings:

                      (i) "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901, et seq., and any other applicable federal, state or local law or statute, ordinance, order, judgment, rule or regulation relating to the environment, its pollution or protection.

                      (ii) "Hazardous Substance" means any hazardous waste, hazardous substance, contaminant, solid waste or material, toxic substance, petroleum product, distillate or residue, or pollutant (as those or similar terms are defined under any Environmental Laws).

                  (b) The Company is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to the Business, and Seller has no notice or actual knowledge of any violations thereof, whether actual, claimed or alleged, except as disclosed on Schedule 2.13 hereto and except for those instances of non-compliance or those violations as are not reasonably likely to have a Material Adverse Effect.

                  (c) The Company is not the subject of or, to the knowledge of Seller, being threatened to be the subject of (i) any enforcement proceeding, or
(ii) any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim relating to the violation of any Environmental Law on or off the properties of the Company. The Company has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under any Environmental Laws. The Company has not been notified of any conditions on or off its properties that can reasonably be expected to give rise to any liabilities, known or unknown, under any Environmental Law and that would reasonably be anticipated to result in a Material Adverse Effect.

                  (d) Except as disclosed on Schedule 2.13, there are no Hazardous Substances that, to the knowledge of Seller, the Company has used, stored or otherwise held in or on any of the facilities of the Company that are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata.

                  Section 2.14.   Taxes.  Except as set forth on Schedule 2.14:

                  (a) The Company has duly filed all federal, state, local and foreign tax returns and tax reports required to have been filed by it prior to the date hereof and will file, on or before the Closing Date, all such returns and reports that are required to be filed after the date hereof and on or before the Closing Date, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Closing Date, will be, or (ii) are being contested in good faith by appropriate proceedings (and are set forth on Schedule 2.14);

                  (b) Schedule 2.14 sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of the Company performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal, state, local or foreign tax audit of the Company and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of the Company; and

                  (c) The Company has no material liabilities for taxes other than as shown on the financial statements included in the Company SEC Reports, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of Seller, threatening to assert any deficiency or assessment for additional taxes with respect to the Company.

                  Section 2.15. Employees. To the knowledge of Seller, no executive, key employee or group thereof plans to terminate employment with the Company during the six month period following the date hereof. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strike or material grievance, unfair labor practice or other collective bargaining dispute within the three year period prior to the date hereof. To the knowledge of Seller, the Company has not committed any wrongful discharge or other wrongful act with respect to the employment or termination of any employee prior to the Closing Date that, individually or in the aggregate, can reasonably be expected to result in a Material Adverse Effect.

                  Section 2.16.   Company Employee Benefit Plans.

                  (a) For purposes of this Section 2.16, the term Company Benefit Plan means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which the Company or a Company ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees of the Company or a Company ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                      (1) Arrangements - any bonus, incentive compensation,
                          stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

                      (2) ERISA Plans - any "employee benefit plan" (as
                          defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                      (3) Other Employee Fringe Benefits - any stock
                          purchase, vacation, scholarship, day care, prepaid legal services, dependent care, telephone, automobile, department travel or other fringe benefit plans, programs, arrangements, contracts or practices.

                  (b) For purposes of Section 2.16, the term "Company ERISA Affiliate" means each trade or business (whether or not incorporated) that together with the Company is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) Except as described in the Company SEC Reports or Schedule
2.16 hereto, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

                  (d) Except as described in the Company SEC Reports or on
Schedule 2.16 hereto, neither the Company nor any Company ERISA Affiliate maintains, nor has at any time established or maintained nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Except as described in the

Company SEC Reports or on Schedule 2.16 hereto, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made contributions to or under (i) any plan that provides post-retirement medical or health benefits with respect to employees of the Company; (ii) any organization described in Section 501(s)(9) or 501(c)(20) of the Code; (iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or (iv) any plan that provides retirement benefits in excess of the limitations in Section 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code. There is no lien upon any property of the Company or any Company ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any Company Benefit Plan. No assets of the Company or any Company ERISA Affiliate have been provided as security for any Company Benefit Plan pursuant to Section 401(a)(29) of the Code.

                  (e) The Company has made available to Buyer a true and complete copy of the following documents, if applicable, with respect to each Company Benefit Plan identified in the Company SEC Reports and in Schedule 2.16 hereto; (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Company Benefit Plan, or if there are no such documents evidencing the Company Benefit Plan, a full description of the Company Benefit Plan; (ii) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Company Benefit Plan; (iii) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Company Benefit Plan; (iv) the more recent favorable determination letter, opinion or ruling from the Internal Revenue Service for each Company Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax; and (v) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation with respect to such Company Benefit Plans.

                  (f) Except as described in Exhibit 2.16 hereto, each Company Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and its operation, all applicable requirements for an exemption from federal income taxation under
Section 501(a) of the Code. Neither the Company nor any Company ERISA Affiliate maintains a Company Benefit Plan that meets the requirements of Section 401(a) of the Code (each a "401 Plan"). Any determination letter issued by the IRS to the effect that any such 401 Plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. Each such 401 Plan, if any, currently complies in form in all material respects with the requirements under
Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not required. Each 401 Plan, if any, has been administered in all material respects according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each such 401 Plan, if any, has been tested for compliance with, and has satisfied the requirements of, Section 401(k)(3) and (4)(m)(2) of the Code for each plan year ending prior to the Closing Date.

                  (g) Except as described in Schedule 2.16 hereto, each Company Benefit Plan maintained by the Company or a Company ERISA Affiliate has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. There has been no failure to comply with applicable ERISA or other material requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Company Benefit Plan, the Company or any Company ERISA Affiliate to any material civil or any criminal sanction.

                  (h) There are no actions, audits, suits or claims known to Seller that are pending or threatened against any Company Benefit Plan, any fiduciary of any of Company Benefit Plans with respect to the Company Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

                  (i) The Company and each Company ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Company Benefit Plan and applicable law or required to be paid as expenses under such Company Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Benefit Plan. No event or condition exists with respect to any Company Benefit Plan subject to Title IV of ERISA that could be deemed a "Reportable Event" (as defined in Title IV or ERISA) with respect to which the 30 day notice requirement has not been waived that could result in a material liability to Company, and no condition exists that would subject Company to a material fine under Section 4071 of ERISA. The assets of all Company Benefit Plans that are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported in all material respects on the financial statements and records of the Company. The assets of each Company Benefit Plan are reported at their fair market value on the books and records of each plan.

                  (j) Neither the Company nor any Company ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of Company's or any Company ERISA

Affiliate's engaging in a prohibited transaction under ERISA or the Code, and Seller has no knowledge of any circumstances that reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA. The termination of or withdrawal from any Company Benefit Plan maintained by Company or Company ERISA Affiliate that is subject to Title IV of ERISA or any other Company Benefit Plan immediately after the Closing Date will not subject to Company or any Company ERISA Affiliate to any additional material contribution requirement or to any other material liability, tax or penalty whatsoever (excluding any liability, tax or penalty attributable solely to the fact that such termination or withdrawal would violate the permanency requirement of Section 401(a) of the code or an excise tax under Code Section
4980). Neither the execution nor the performance of the transactions contemplated by this Agreement will create, accelerate or increase materially any obligations under any Company Benefit Plan. Neither the Company nor any Company ERISA Affiliate has any obligation to any retired or former employee, or any current employee upon retirement, under any Company Benefit Plan.

                  (k) From the date of this Agreement to the Closing Date, no amendment shall be made to any Company Benefit Plan, no commitment shall be made to amend any Company Benefit Plan and no commitment shall be made to continue any Company Benefit Plan or to adopt any new Company Benefit Plan for the benefit of any employees of Company or any Company ERISA Affiliate absent the express written consent of Buyer.

                  (l) No payment required to be made to any employee associated with the Company as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (m) Except as described on Schedule 2.16, the consummation of the transactions contemplated hereby will not accelerate or increase materially liability under any Company Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of the Company or any Company ERISA Affiliate may be entitled thereunder.

                  (n) Except as described on Schedule 2.16, the Company has, on a timely basis, made all material payments, withholdings and filings of any kind required of it by, and has otherwise complied in all material respects with, any applicable law, regulation or administrative order concerning pension, health, welfare, unemployment, workers' compensation or similar benefits administered by any governmental, regulatory or public body.

                  Section 2.17. Brokers. Except as disclosed on Schedule 2.17, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller, GST and the Company in such a manner as not to give rise to any claim against Buyer, any Affiliate (as such term is defined in the rules and regulations promulgated under the Securities Act) thereof, Seller, GST or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  Section 2.18.   Closing Date Effect. All of the
representations and warranties of Seller and GST are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Seller and GST to Buyer on the Closing Date.

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer represents and warrants to Seller and GST that:

                 Section 3.1. Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Complete and correct copies of the Certificate of Incorporation of Buyer and all amendments thereto, certified by the Secretary of State of the State of Delaware, and the By-laws of Buyer, and all amendments thereto, certified by the Secretary of Buyer, heretofore have been delivered to Seller. As a result of the business conducted by Buyer or the character or location of its properties, Buyer is duly qualified to do business and is in good standing in those states listed on Schedule 3.1 hereto, which are the only states where the nature of the business conducted by it or the character or location of its properties requires such qualification and where the failure to so qualify would have a material adverse effect upon the business, operations, assets, properties, rights or condition (financial or otherwise) or prospects of Buyer or upon the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

                  Section 3.2. Authorization; Validity. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for the filings by Seller and Buyer required by the HSR Act, no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Buyer Material Adverse Effect. All necessary corporate action has been taken by Buyer with respect to the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Seller and GST, this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

                  Section 3.3. No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or any of its material properties; (b) breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or By-laws of Buyer; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Buyer is party or by which Buyer is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to any of Buyer's properties.

                  Section 3.4. Capitalization; Buyer Common Stock. Buyer's authorized capital stock consists of 20,000,000 shares of Buyer Common Stock, of which 19,290,939 shares are issued and outstanding on the date hereof and will be outstanding on the Closing Date. Except as set forth in Schedule 3.4, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer by Buyer of its capital stock, including without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. The issuance and delivery of the Payment Shares have been duly and validly authorized by all necessary corporate action on the part of Buyer and, upon issuance as provided in the Note, will be duly and validly issued, fully paid and non-assessable. The Payment Shares will be issued, transferred and delivered to Seller free and clear of any and all liens, claims, charges, encumbrances, restrictions and agreements of any nature whatsoever. The Payment Shares will not be issued, transferred, and delivered to Seller in violation of any preemptive rights, rights of first refusal or other similar rights.

                  Section 3.5. SEC Reports and Financial Statements. Buyer has timely filed with the SEC, and has heretofore made available to Seller and GST true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act on or after January 1, 1995 (as such documents have been amended or supplemented since the time of their filing and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, collectively, the "Buyer SEC Reports"). At the time of filing, the Buyer SEC Reports (including any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. The audited consolidated financial statements and unaudited interim consolidated financial statements (including the related notes) of Buyer included in the Buyer SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Buyer and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein (which will not be material individually or in the aggregate).

                  Section 3.6. Absence of Undisclosed Liabilities. Except as disclosed in the Buyer SEC Reports, Buyer has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Buyer Material Adverse Effect.

                  Section 3.7. Absence of Certain Changes or Events. Except as set forth on Schedule 3.7 hereto, since September 30, 1997, no event or circumstance has occurred resulting or reasonably likely to result in a Buyer Material Adverse Effect. Without limiting the generality of the foregoing, since that date, there has not been with respect to Buyer:

                  (a) Any change in its business, operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof which reasonably could be expected to result in a Buyer Material Adverse Effect;

                  (b) Other than in the usual and ordinary course of business, any increase in amounts payable by Buyer to or for the benefit of or committed to be paid by Buyer to or for the benefit of any officer, director, stockholder, consultant, agent or employee of Buyer, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

                  (c) Any transaction entered into or carried out other than in the ordinary and usual course of its business, including without limitation, any transaction resulting in the incurrence of liabilities or obligations;

                  (d) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

                  (e) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties that will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only;

                  (f) Except in the ordinary course of business, any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets or services, individually or in the aggregate, in excess of $100,000;

                  (g) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, with a purchase price or carrying value in excess of $100,000;

                  (h) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which the Company is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                  (i) Any declaration of, or dividend or other distribution to the Company's shareholders, purchase, redemption or reclassification of any of the Company's capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing;

                  (j) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting Buyer's business; or

                  (k) Any commitment by the Buyer to do any of the foregoing.

                  Section 3.8. Litigation. Schedule 3.8 sets forth a complete and accurate list as of the date hereof of all Proceedings pending or, to Buyer's knowledge, threatened against or affecting the Buyer or any of the Buyer's properties or to Buyer's knowledge any of Buyer's officers or directors in their capacities as such, in, before or by any Governmental Authority. Seller shall update Schedule 3.8 as of the Closing Date, but any information on such updated schedule relating to Proceedings arising after the date hereof shall not constitute a breach of this Section 3.8 unless such Proceedings have had or can reasonably be expected to have a Buyer Material Adverse Effect. Except as set forth on Schedule 3.8 or as disclosed in the Buyer SEC Reports, there is no Proceeding pending or, to the knowledge of Buyer, threatened against or affecting the Buyer or any of the Buyer's properties or to Buyer's knowledge any of the Buyer's officers or directors in their capacity as such, in, before or by any Governmental Authority that has had or can reasonably be expected to have a Buyer Material Adverse Effect, nor has any Governmental Authority notified the Buyer prior to the date hereof of any intention to conduct any investigation with respect to Buyer. The Buyer is not subject to or in default with the respect to any judgment, order, writ, injunction or decree or any governmental restriction.

                  Section 3.9.    Compliance with Laws; Environmental Matters.

                  (a) Buyer is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to its business and Buyer has no notice or actual knowledge of any violations thereof, whether actual, claimed or alleged, except as disclosed on Schedule 3.9 hereto and except for those instances of non-compliance or those violations as are not reasonably likely to have a Buyer Material Adverse Effect.

                  (b) Buyer is not the subject of or, to its knowledge, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim relating to the violation of any Environmental Law on or off the properties of Buyer. Buyer has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under any Environmental Laws. Buyer has not been notified of any conditions on or off its properties that can reasonably be expected to give rise to any Environmental Law and that would result in a Buyer Material Adverse Effect.

                  (c) Except as disclosed on Schedule 3.9, there are no Hazardous Substances that Buyer has used, stored or otherwise held in or on any of the facilities of Buyer that are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata.

                  Section 3.10.   Taxes.  Except as set forth on Schedule 3.10:

                  (a) Buyer and its subsidiaries have duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by them prior to the date hereof and will file, on or before the Closing Date, all such returns and reports which are required to be filed after the date hereof and on or before the Closing Date, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Closing Date, will be) or (ii) are being contested in good faith by appropriate proceedings (and are set forth on Schedule 3.10);

                  (b) Schedule 3.10 sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of Buyer and its subsidiaries have performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal, state, local or foreign tax audit of Buyer and its subsidiaries and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of the Company; and

                  (c) Buyer and its subsidiaries have no material liabilities for taxes other than as shown on the financial statements included in the Buyer SEC Reports, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of Buyer, threatening to assert any deficiency or assessment for additional taxes with respect to the Company.

                  Section 3.11. Brokers. Except as disclosed on Schedule 3.11 all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Buyer in such a manner as not to give rise to any claim against Buyer, Seller, GST, any Affiliate thereof, or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  Section 3.12.   Closing Date Effect. All of the
representations and warranties of Buyer are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Buyer to Seller and GST on the Closing Date.

                              ARTICLE IV. COVENANTS

                  Section 4.1.    Access to Information.

                  (a) GST and Seller shall cause the Company to afford to Buyer and, on a need to know basis, its accountants, counsel, financial advisors and other representatives (the "Buyer Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Buyer or Buyer Representatives (i) a copy of each report, schedule and other document filed by it with the SEC in connection with the transactions contemplated by this Agreement or that may have a material effect on its businesses, and (ii) such other information concerning the Company's business as Buyer shall reasonably request; provided that no investigation pursuant to this
Section 4.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Buyer shall treat, and shall cause the Buyer Representatives to treat, all such materials and information in accordance with the terms and conditions of that certain Mutual Non-Disclosure Agreement dated December , 1997 between Buyer and GST (the "Non-Disclosure Agreement").

                  (b) Buyer shall afford GST and Seller and, on a need to know basis, their respective accountants, counsel, financial advisors and other representatives (the "Seller Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of the respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) of Buyer and its subsidiaries and, during such period, shall furnish promptly to GST and Seller or the Seller Representatives
(i) a copy of each report, schedule and other document filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or that may have a material effect on their respective businesses, and (ii) such other information concerning Buyer's business as GST and Seller shall reasonably request; provided that no investigation pursuant to this Section 4.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Seller and GST shall treat, and shall cause the Seller Representative to treat, all such materials and information in accordance with the terms and conditions of the Non-Disclosure Agreement.

                  Section 4.2.    Agreement to Cooperate.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary filings and submissions.

                  (b) Without limitation of the foregoing, each of Buyer and Seller undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Buyer and Seller shall (i) use its best efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto.

                  Section 4.3.    Directors' and Officers' Indemnification.

                  (a) Subject to the terms of this Section 4.3, after the Closing Date and notwithstanding any other provision contained in this Agreement, Buyer shall and shall cause the Company, to the fullest extent permitted under applicable law, to jointly and severally indemnify and hold harmless, each director, officer, employee and agent of the Company who served as such at any time prior to the Closing Date (each, together with such person's heirs, executors or administrators, an "NACT Indemnified Party" and collectively, the "NACT Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each an "NACT Claim"), arising out of, relating to or in connection with any action or omission occurring prior to the Closing Date (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement; provided, however, that Buyer shall have no obligation to indemnify any of the NACT Indemnified Parties hereunder unless such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful (the "Conduct Standard").

                  (b) If any NACT Indemnified Party shall seek indemnification pursuant to Section 4.3(a), such NACT Indemnified Party shall give prompt notice to Buyer of an NACT Claim within 10 days after receipt by the NACT Indemnified Party of notice of any such NACT Claim; provided, however, that the failure to provide such notice shall not release Buyer or the Company from any of their respective obligations under this Section 4.3, except to the extent that Buyer or the Company is materially prejudiced by such failure. The obligations and liabilities of Buyer and the Company under this Section 4.3 shall be governed by and contingent upon the following additional terms and conditions: Upon receipt of notice from an NACT Indemnified Party as provided in this Section 4.3(b), Buyer shall be entitled to assume and control the defense of the NACT Claim identified in such notice at its expense and through counsel of its choice reasonably satisfactory to such NACT Indemnified Party, if it gives notice of its intention to do so to such NACT Indemnified Party within 10 days after the receipt of such notice from such NACT Indemnified Party and actually assumes and controls such defense. The NACT Indemnified Party may, at its election and at its sole cost and expense, participate in any such defense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party.

                  (c) Any determination required to be made with respect to whether an NACT Indemnified Party's conduct satisfies the Conduct Standard shall be made by independent legal counsel acceptable to Buyer, the Company and the NACT Indemnified Party.

                  (d) In the event Buyer or the Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Buyer or the Company, as the case may be, shall assume the obligations set forth in this
Section 4.3.

                  Section 4.4.    Conduct of Business Prior to the Closing Date.

                  (a) During the period from the date of this Agreement to the Closing Date, except as otherwise contemplated by this Agreement or consented to or approved by Buyer in writing, Seller and GST shall cause the Company (i) to conduct its business in the usual, regular and ordinary course consistent with past practice and prudent business principles and (ii) to use its reasonable efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and to retain the services of its officers and key employees.

                  (b) Seller and GST agree that on and or after the date hereof and prior to the Closing Date, without the consent of Buyer, Seller and GST shall not cause or otherwise suffer or permit the Company to:

                  (i) incur or become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                  (ii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than liabilities payable in the ordinary course of business;

                  (iii) mortgage, pledge or subject to lien, charge or any encumbrance, any of the Company's properties or agree so to do;

                  (iv) sell or transfer or agree to sell or transfer any of its assets, properties or services or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

                  (v) consent or agree to a waiver of any right of substantial value;

                  (vi) enter into any transaction other than in the ordinary course of its business;

                  (vii) increase the rate of compensation payable or to become payable by it to any officers, employees or agents of the Company by more than 5% of the rate being paid to them at October 1, 1997;

                  (viii) terminate any contract, agreement, license or other instrument to which it is a party that provides for monthly payments by or to the Company in excess of $10,000;

                  (ix) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization except in the ordinary course of business consistent with past practice;

                  (x) make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any officer, employee or agent;

                  (xi) terminate any employee of the Company earning in excess of $25,000 per annum or directly or indirectly pay or make a commitment to pay any severance or termination pay to any officer, employee or agent except in the ordinary course of business consistent with past practice;

                  (xii) introduce any new method of management, operation or accounting with respect to its business or any of the assets, properties or rights applicable thereto;

                  (xiii) offer or extend more favorable prices, discounts or allowances than were offered or extended regularly on and prior to the date hereof;

                  (xiv) make capital expenditures or commitments therefor in excess of $100,000 except for repairs and maintenance in the ordinary course of business consistent with past practice; or

                  (xv) authorize or enter into any agreement to do any of the foregoing.

                  Section 4.5. Conduct of Buyer's Business Prior to the Closing Date.

                  Buyer agrees that, between the date of this Agreement and the Closing Date, except (a) for any actions taken by Buyer relating to any other acquisitions or business combinations or (b) as expressly contemplated by any other provision of this Agreement, unless Seller shall otherwise agree in writing, (x) the respective business of Buyer and its subsidiaries shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice. By way of amplification and not limitation, except (a) for any actions taken by Buyer relating to any other acquisitions or business combinations or (b) as expressly contemplated by any other provision of this Agreement, neither Buyer nor its subsidiaries shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed:

                           (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any subsidiary of Buyer may pay dividends or make other distributions to Buyer or any other subsidiary of Buyer;

                           (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                           (iii) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

                           (iv)   authorize or enter into any formal or
                           informal agreement or otherwise make any commitment to do any of the foregoing.

                  Section 4.6. Acquisition of Minority Interest. Except as hereinafter provided, within 180 days after the Closing Date, subject, however, to compliance with the provisions of applicable laws, Buyer shall acquire, whether through tender or exchange offer, merger or otherwise, all of the outstanding Common Stock not then owned by it (the "Minority Interest") for a per share purchase price of not less than $17.50, payable in Buyer Common Stock, cash or a combination thereof. Not later than the time Buyer consummates any such transaction, it shall obtain (or shall cause the Company to obtain) a written opinion from a nationally recognized investment banking firm as to the fairness from a financial point of view of the consideration to be received by the holders of Common Stock in such transaction. Notwithstanding the foregoing, Buyer may elect not to acquire the Minority Interest, in which event, during such 180 day period, provided Seller has exercised the Seller Option, Buyer shall offer in writing to acquire the remaining shares of Common Stock owned by Seller for a per share price of not less than $17.50, payable in Buyer Common Stock, cash or a combination thereof. Within 15 days after receipt of such offer, Seller shall advise Buyer in writing whether or not it accepts Buyer's offer, which acceptance will be solely within Seller's discretion. In the event that Seller exercises the Seller Option, the shares of Buyer Common Stock to be received by Seller upon acquisition by Buyer of the Minority Interest or upon acceptance by Seller of Buyer's offer shall be registered in the name of Seller and/or its designee, any such designation to be made in writing by Seller, and Seller and/or such designee shall hold and dispose of such shares of Buyer Common Stock on substantially the same terms and conditions as those provided in the Registration Rights Agreement (as hereinafter defined). Seller and Buyer shall execute an agreement containing such terms and conditions at or before the time of Buyer's acquisition of the Common Stock owned by Seller.

                  Section 4.7. Announcements. None of the parties to this Agreement nor any of their respective Affiliates shall make any public announcements prior to the Closing Date or any time thereafter with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, unless advised by counsel that such disclosure is required by law (in which event such party shall promptly notify the other parties hereto).

                  Section 4.8. Exemption from Anti-Takeover Statutes. Each of Seller and GST will use its best efforts to take, and to cause the Company to take, all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law, including, without limitation, Section 203 of the General Corporate Law of the State of Delaware.

                  Section 4.9. Resignations. Seller (a) shall use its best efforts to obtain the written resignation of all directors and officers of the Company as Buyer may specify to Seller in writing not less than 10 days prior to the Closing Date, effective as of the Closing Date, and (b) shall take all action necessary to cause the Board of Directors of the Company, at and immediately after the


                                       26A

 Closing, to consist of those directors specified by Buyer in writing not less than 10 days prior to Closing.

                  Section 4.10. Compliance with Rule 14f-1. Seller shall cause the Company to comply on a timely basis with Rule 14f-1 promulgated under the Exchange Act. Buyer shall cooperate in effecting such compliance and shall supply the Company with all information concerning it and its designees on the Board of Directors of the Company required to be presented in accordance with such rule.

                  Section 4.11. Satisfaction of Conditions. Each of the parties hereto shall use its best efforts to fulfill or obtain the fulfillment of all of the conditions to Closing.

                  Section 4.12.   Notice of Developments.  Buyer, GST and
Seller agree to give each other prompt written notice in the event its own representations and warranties are discovered to be untrue as of the time made or in the event such party determines that such representations and warranties shall be untrue as if made at and as the Closing Date. No disclosure by Buyer, GST or Seller pursuant to this Section 4.12, however, shall be deemed to or shall supplement the schedules hereto or to cure any misrepresentation or breach of warranty; provided, however, that the delivery of or failure to deliver any notice pursuant to this Section 4.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                               ARTICLE V. CLOSING

                  Section 5.1. Closing. This transaction shall close and all deliveries to be made at the time of closing (the "Closing") shall take place at 10:00 a.m., local time, on the date that is two business days after the date upon which the last of the conditions set forth in Article VI is satisfied or waived, or on such other date as may be agreed upon from time to time in writing by Seller and Buyer (the "Closing Date"). The Closing shall take place at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York.

                  Section 5.2. Deliveries by Seller and GST. On or prior to the Closing Date, Seller and GST shall deliver to Buyer, duly and properly executed, the following:

                  (a) A certificate or certificates representing the Shares, duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank, with all necessary documentary stamps evidencing the payment of all applicable transfer taxes.

                  (b) Resignation letters in accordance with Section 4.10 hereof.

                  (c) Resolutions of the Board of Directors of each of Seller and GST authorizing the execution and delivery of this Agreement by each of Seller and GST and the performance of its obligations hereunder, certified by the Secretary of each of Seller and GST.

                  (d) A certificate of the Secretary of State of Delaware dated as of a recent date as to the good standing of the Company in such state.

                  (e) A certificate of the Secretary of State of each state listed on Schedule 2.1, dated as of a recent date as to the good standing of the Company in each such state.

                  (f) A Certificate of the President and Secretary of each of Seller and GST in accordance with Section 6.1(d).

                  (g) A Registration Rights Agreement to be entered into by and between Buyer and Seller, in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

                  (h) An Indemnification Agreement to be entered into among Buyer, Seller and GST, in the form attached hereto as Exhibit B (the "Indemnification Agreement").

                  (i) A Noncompetition and Non-Disclosure Agreement to be entered into among Buyer, Seller and GST, in the form attached hereto as Exhibit C (the "Noncompetition Agreement").

                  (j) A Stock Agreement to be entered into by and between Buyer and Seller, in the form attached hereto as Exhibit D (the "Stock Agreement").

                  (k) Such other separate instruments or documents that Buyer may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement including, without limitation, all regulatory and contractual consents of third parties.

                  Section 5.3. Deliveries by Buyer. On or prior to the Closing Date, Buyer shall deliver to Seller all duly and properly executed, the following:

                  (a) Resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder, certified by the Secretary of Buyer.

                  (b) A certificate of the Secretary of State of Delaware dated as of a recent date as to the good standing of Buyer in such state.

                  (c) A certificate of the President and Secretary of Buyer in accordance with Section 6.2(d).

                  (d) The sum of $59,662,956 in accordance with Section 1.2 hereof.

                  (e) The Payment Shares, registered in the name of Seller or its designee, any such designation to be made by Seller in writing and delivered to Buyer not later than two days prior to the Closing Date.

                  (f) The Registration Rights Agreement.

                  (g) The Indemnification Agreement.

                  (h) The Noncompetition Agreement.

                  (i) The Stock Agreement.

                  (j) Such other separate instruments or documents that Seller may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                 ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS

                  Section 6.1. Conditions to Obligations of Buyer. Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer):

                  (a) Representations and Warranties. Seller's and GST's representations and warranties set forth in Article II of this Agreement shall have been true and correct in all respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller and GST shall have been fully performed and complied with on or prior to the Closing Date, including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 5.2 hereof.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, GST or the Company, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) Certificate. Seller and GST shall have delivered to Buyer a certificate, dated the Closing Date, executed by Seller's and GST's President and Secretary, to the effect that (i) the conditions set forth in subsections
(a) and (b) and, to the best knowledge of such officers, (c), of this Section
6.1 have been satisfied and (ii) the Certificate of Incorporation and By-laws of the Company shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect.

                  (e) HSR Act Waiting Period. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (f) No Material Adverse Effect. There shall not have occurred any event or circumstance resulting or reasonably likely to result in a Material Adverse Effect.

                  (g) Billing Arrangements. The firm of Madson & Metcalf shall have acknowledged in writing the billing arrangements with respect to the representation of the Company, GST and Seller contemplated by Section 7.7 hereof.

                  Section 6.2.    Conditions to Obligations of Seller and GST.

                  Each and every obligation of Seller and GST to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller or GST):

                  (a) Representations and Warranties. Buyer's representations and warranties set forth in Article III of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with on or prior to the Closing Date including, without limitation, the delivery and the fully executed instruments and documents in accordance with Section 5.3 hereof.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, GST or the Company, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) Certificate. Buyer shall have delivered to Seller and GST a certificate, dated the Closing Date, executed by Buyer's President and Secretary to the effect that (i) the conditions set forth in subsections (a) and
(b) and, to the best knowledge of such officers, (c), of this Section 6.2 have been satisfied and (ii) the Certificate of Incorporation and By-laws of Buyer shall have not been amended since the date upon which certified copies of each had been delivered to Seller and GST and remain in full force and effect.

                  (e) HSR Act Waiting Period. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (f) No Buyer Material Adverse Effect. There shall not have occurred any event or circumstance resulting or reasonably likely to result in a Buyer Material Adverse Effect.

                  (g) Billing Arrangements. The firm of Madson & Metcalf shall have acknowledged in writing the billing arrangements with respect to the representation of the Company, GST and Seller contemplated by Section 7.7 hereof.

                ARTICLE VII. INDEMNIFICATION; AEROTEL LITIGATION

                  Section 7.1. Survival of Covenants and Agreements. Each of the covenants and agreements contained in this Agreement and in each of the documents and instruments referred to herein that is intended by its terms to be performed in whole or in part subsequent to the Closing Date shall survive the execution and delivery of this Agreement and the Closing.

                  Section 7.2. Survival of Representations and Warranties. Except as hereinafter provided, none of the representations and warranties contained herein shall survive the Closing and from and after the Closing Date, no party hereto or any Affiliate of such party shall have any liability or obligation in respect thereof. Notwithstanding the foregoing, (a) the representations and warranties contained in Sections 2.14 and 3.10 hereof shall survive the Closing until the expiration of the periods of limitations and any extensions thereof under applicable federal, state and local laws, rules and regulations applicable to assessment and collection of the tax or taxes to which any such representation or warranty relates; (b) the representations and warranties contained in

Sections 2.2, 2.5 and 3.2 hereof shall survive until the fifth anniversary of the Closing Date.

                  Section 7.3.    Indemnification.

                  (a) Subject to the limitations set forth in this Article VII, GST and Seller jointly and severally indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from any inaccuracy in or breach of the representations and warranties made in Sections 2.2, 2.5 and 2.14 of this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as hereinafter defined)).

                  (b) Subject to the limitations set forth in this Article VII, Buyer shall indemnify and hold harmless each of GST and Seller from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by GST or Seller, directly or indirectly, as a result of or arising from any inaccuracy in or breach of any of the representations and warranties made by Buyer in Sections 3.2 and 3.10 of this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of GST or Seller as the Indemnified Party).

                  (c) For purposes of this Article VII, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) with respect thereto that reduces the Damages that would otherwise be sustained; provided, however, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

                  Section 7.4. Limitations on Indemnification. Rights to indemnification hereunder are subject to the following limitations:

                  (a) The obligation of indemnity in respect of (i) Sections
2.14 and 3.10 hereof shall terminate on the expiration of the periods of limitations and any extensions thereof under federal, state and local laws, rules and regulations applicable to assessment and collection of the tax or taxes with respect to which indemnification is sought; and (ii) Sections 2.2, 2.5 and 3.2 hereof shall terminate on the fifth anniversary of the Closing Date.

                  (b) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                  (c) The right of any party hereto to commence or assert an action, suit, claim or proceeding for Damages in respect of the breach of a representation or warranty contained herein shall terminate at the same time that the obligation of indemnification provided herein with respect to such breach shall terminate.

                  Section 7.5. Procedure for Indemnification with Respect to Third-Party Claims.

                  The Indemnified Party shall give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnification set forth in Section 7.3 applies, which notice to be effective must describe such claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the

Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim (except for failure resulting from the Indemnified Party's failure to timely give notice of such Indemnifiable claim), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Except as permitted in the preceding sentence, the Indemnifying Party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld; provided, however, if such approval is unreasonably withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, at the time such consent is unreasonably withheld. Notwithstanding the preceding sentence, the right of the Indemnified Party to compromise or settle any claim without the prior written consent of the Indemnifying Party shall only be available if a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim.

                  Section 7.6. Procedure For Indemnification with Respect to Non-Third-Party Claims. In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the "Non- Third Party Claim Indemnification Notice"). If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of the claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within such period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within 60 days after such notice was first given to the Indemnifying Party, such parties may seek any remedy available to them at law or in equity.

                  Section 7.7. Aerotel Litigation. GST, Seller, the Company and others are parties to the action identified as item 1 in Schedule 2.11 hereto (the "Aerotel Litigation"). Notwithstanding anything herein to the contrary, the following provisions shall be applicable with respect to the Aerotel Litigation from and after the Closing Date:

                  (a) The firm of Madson & Metcalf ("M&M"), currently counsel to NACT, shall also become counsel to GST and Seller in the Aerotel Litigation. So long as the Aerotel Litigation is pending, each of the Company, GST and Seller shall waive any and all conflicts that may arise in the course of the representation of each, so that each may continue to be represented by M&M therein. In connection with the Aerotel Litigation, each of (i) the Company and
(ii) GST and Seller (jointly and severally) shall be responsible for 50% of all of the reasonable attorneys' fees and expenses of M&M in its representation of the Company, and M&M shall bill the Company (on the one hand) and GST and Seller (on the other hand) for such fees and expenses in accordance therewith.

                  (b) The aggregate Aerotel Damages (as hereinafter defined) shall be borne by the parties hereto in the following proportions: the Company - 50%; and GST and Seller jointly and severally - 50%. Notwithstanding anything to the contrary, the Company shall not be responsible for any fees or expenses of any counsel to either GST or Seller in connection with the Aerotel Litigation.

                  (c) For the purposes hereof, "Aerotel Damages" shall mean the following required to be paid by the Company relating to the Aerotel Litigation:
(i) reasonable attorneys' fees (including those incurred in the representation of Thomas E. Sawyer and Kyle B. Love by separate counsel) incurred in defending any claim or prosecuting any defense or counterclaim asserted in the Aerotel Litigation, including any and all appeals; (ii) in respect of all periods ending on or before the Determination Date (as hereinafter defined), all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including without limitation, interest, penalties, royalties, license fees, any and all reasonable expenses incurred in investigating, preparing or defending the Aerotel Litigation and amounts paid in settlement thereof; and (iii) in respect of the Post Determination Date Period (as hereinafter defined), (A) all royalties or license fees that are required to be paid pursuant to a license or royalty agreement entered into on a good faith basis subsequent to the Determination Date by the Company on behalf of itself and on behalf of purchasers of its products (to the extent not directly or indirectly passed on to such purchasers) for the use of intellectual property at issue in the Aerotel Litigation; (B) refunds required to be made to such purchasers pursuant to written agreements with such purchasers as a result of the Aerotel Litigation; and (C) costs of replacement or modification of products sold to such purchasers required to be made as a direct result of the Aerotel Litigation; provided, that in no event shall the proportion of Aerotel Damages in respect to the Post Determination Date Period to be borne by GST and Seller jointly exceed $2,000,000 in aggregate amount. Anything in the foregoing to the contrary notwithstanding, Aerotel Damages shall not include (i) the Company's internal costs, including without limitation those of the Company's personnel in assisting counsel and in preparing for pre-trial discovery and trial and in post-trial matters, and the Company's direct expenses in assisting counsel, including without limitation, photocopying, telecommunications and transportation costs; (ii) the fees of more than two law firms representing the Company, and in such connection, the parties hereto agree that the two law firms representing the Company shall be M&M and the law firm substituted for Olshan Grundman Frome & Rosenzweig LLP, as New York counsel in the Aerotel Litigation;
(iii) the fees of any law firm that may hereafter represent Buyer; (iv) any claim or theory of damages based upon diminution or alleged diminution in value of the Company as an enterprise as a result of any adjudication or settlement of the Aerotel Litigation; or (v) losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including without limitation, interest, penalties, attorneys' fees, or any and all expenses required to be paid by the Company in respect of periods commencing subsequent to the Post Determination Date Period. For the purposes hereof, "Determination Date" shall mean the date on which a judgment is issued by the District Court in the Aerotel Litigation, which judgment includes an adjudication that Aerotel's patent is valid and that it has been infringed. Within 15 days after the Determination Date, GST shall give written notice to Buyer whether GST desires that an appeal be taken from the judgment of the District Court. Within 15 days after such notice is given, Buyer shall give written notice of its determination whether to take such appeal. If Buyer determines not to take such appeal, or if Buyer determines to take such appeal and GST has notified Buyer that it desires that such appeal not be taken, then the Post Determination Date Period shall be the period commencing on the Determination Date and ending on the day preceding the first anniversary thereof. If Buyer determines to take such appeal and GST has notified Buyer that it desires that such appeal be taken, then the Post Determination Date Period shall be the period commencing on the Determination Date and ending on the day preceding the second anniversary thereof.

                  (d) Within 30 days after the end of each calendar quarter, commencing with the calendar quarter in which the Closing Date occurs, Buyer shall give to Seller and Seller shall give to Buyer written notice (the "Aerotel Damages Notice") of the amount of Aerotel Damages paid by it during such calendar quarter, providing reasonable detail of such Aerotel Damages and accompanying such Aerotel Damages Notice with supporting invoices and vouchers. If, within 30 days after receiving an Aerotel

Damages Notice, the recipient shall not give written notice to the other party announcing its intent to contest such Aerotel Damages Notice (the "Aerotel Contest Notice"), such Aerotel Damages Notice shall be deemed accepted. In such event, the parties shall make appropriate payments to one another so that the Aerotel Damages for such calendar quarter shall be borne by them in the relative proportions set forth in Section 7.7(b). During the time period set forth in the preceding sentence, the parties shall cooperate fully in respect of such Aerotel Damages Notice. In the event, however, that a party contests the Aerotel Damages Notice by giving an Aerotel Contest Notice to the other party within such period, then if the parties, acting in good faith, cannot reach agreement with respect to such contest within 60 days after the Aerotel Contest Notice was first given, the provisions of Section 7.7(g) shall be applicable.

                  (e) In the event that GST and Seller cease to be parties in the Aerotel Litigation and the Company remains a defendant, including a defendant-appellant therein, Buyer shall cause the Company to keep GST fully informed at all times as to the status of the Aerotel Litigation. It shall cause the Company to provide GST with a copy of all material documents proposed to be filed therein not less than five days prior to such proposed filing and the Company will give due consideration to any comment of GST with respect thereto. If for any reason (other than settlement as contemplated below) the Company fails or refuses to maintain the defense of the Aerotel Litigation or to pursue the immediate appeal of any adverse ruling therein, GST shall have the right in the name of the Company to assume such defense or to perfect such appeal in such manner as it deems appropriate.

                  (f) After the Closing, Buyer shall not and shall cause the Company not to, settle or compromise the Aerotel Litigation on behalf of the Company, without the express written consent of each of the parties to this Agreement, which consent shall not be unreasonably withheld or delayed. Prior to the Closing, GST shall not, and shall cause the Company not to, settle or compromise the Aerotel Litigation on behalf of the Company, without the express written consent of each of the parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                  (g) Any dispute arising out of this Section 7.7 shall be submitted to and settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Such arbitration shall be held in Washington, D.C. before a panel of three arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as herein provided. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction.

                  Section 7.8. Payment. In the event that any party is required to make any payment under this Article VII, such party shall promptly pay the other party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article VII, the paying party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article VII and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the paying party shall pay the other party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be equal to
(i) the lowest rate of interest generally charged from time to time by Morgan Guaranty Trust Company of New York and publicly announced by such bank as its so-called "prime rate" plus (ii) five percent (5%).

                            ARTICLE VIII. TERMINATION

                  Section 8.1. Termination by Buyer. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Buyer upon written notice to Seller and GST if: (i) any of the representations or warranties of Seller and GST contained herein shall prove to be inaccurate or untrue in any respect; or (ii) any obligation, term or condition to be performed, kept or observed by Seller and GST hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement.

                  Section 8.2. Termination by Seller and GST. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Seller and GST upon written notice to Buyer if: (i) any of the representations or warranties of Buyer contained herein shall prove to be inaccurate or untrue in any material respect; or (ii) any obligation, term or condition to be performed, kept or observed by Buyer hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement.

                  Section 8.3. Termination by Any Party. Any party hereto shall have the right to terminate and cancel this Agreement if (i) the Closing Date shall not have occurred on or before March 15, 1998; provided that such failure of occurrence shall not have resulted from the delay, default or breach of such party; or (ii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

                  Section 8.4. Termination by Mutual Consent. This Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of Buyer, Seller and GST.

                  Section 8.5. Effect of Termination. In the event of termination of this Agreement by any party hereto as provided in this Article VII, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors (except as set forth in this Section 8.5 and in Sections 4.1 and 4.7 which shall survive the termination). Nothing in this Section 8.5 shall relieve any party from liability for any breach or failure of observance of the provisions of this Agreement.

                  Section 8.6. Specific Performance. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default, threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

                  Section 9.1.    Notices. Except as otherwise provided in
Section 1.3 hereof, all notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made when received if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         If to Seller:                GST Telecommunications, Inc.
         -------------                4001 Main Street
                                      Vancouver, Washington 98663
                                      Attention:  Chief Executive Officer

         with a copy to:              Olshan Grundman Frome & Rosenzweig LLP
         ---------------              505 Park Avenue
                                      New York, New York 10022

                                      Attention: Stephen Irwin, Esq.

         If to Buyer:                 World Access, Inc.
         ------------                 945 E. Paces Ferry Road, Suite 2240
                                      Atlanta, Georgia 30326
                                      Attention: Chief Executive Officer

         with a copy to:              Rogers & Hardin LLP
         ---------------              2700 International Tower, Peachtree Center
                                      229 Peachtree Street, N.E.
                                      Atlanta, Georgia 30303
                                      Attention: Steven E. Fox, Esq.

                  Section 9.2. Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                  Section 9.3. Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, Seller and GST and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party except that Buyer shall have the right to assign its rights but not its obligations hereunder to any Affiliate thereof. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                  Section 9.4. Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                  Section 9.5. Expenses of Transaction. Seller and GST shall pay all costs and expenses incurred thereby in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  Section 9.6. Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                  Section 9.7. No Third Party Beneficiaries. Subject to the provisions of Section 9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of the provisions of this Agreement, including without limitation, those of Section 7.7 hereof.

                  Section 9.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  Section 9.9. Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                  Section 9.10. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  Section 9.11. Knowledge. As used in this Agreement, the term "knowledge", when used herein with respect to Seller or Buyer shall mean the knowledge of each of the executive officers of Seller or Buyer, as the case may be.

                  Section 9.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                     BUYER:

                                     WORLD ACCESS, INC.

                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     SELLER:

                                     GST USA, INC.

                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                     GST TELECOMMUNICATIONS, INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of _______________ 1998, by and between World Access, Inc., a Delaware corporation (the "Company"), and GST USA, Inc., a Delaware corporation ("Purchaser"), pursuant to the Stock Purchase Agreement dated as of December 31, 1997 (the "Purchase Agreement"), among the Company, GST Telecommunications, Inc., a federally chartered Canadian corporation, and Purchaser. In order to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         The Company agrees with Purchaser and the Holders (as hereinafter defined), for the benefit of Purchaser and such Holders, as follows:

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                 Affiliate: With respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer or director of such other Person. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling," "controlled by," and "under direct or indirect common control with" have meanings correlative thereto.

                 Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                 Closing Date:  See Section 5.1 of the Purchase Agreement.

                 Common Stock: The shares of common stock, $.01 par value, of the Company.

                 Effectiveness Period: The period commencing with the date hereof and ending on the earlier of the date that is one year after the Closing Date and the date that all Registrable Securities have ceased to be Registrable Securities.

                 Effectiveness Target Date:  See Section 2(a) hereof.

                 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 Filing Date:  See Section 2(a) hereof.

                 Holder: The Purchaser and any holder of a majority of Registrable Securities.

                 Indemnified Party:  See Section 5(c) hereof.

                 Indemnifying Party:  See Section 5(c) hereof.

                 Initial Shelf Registration:  See Section 2(a) hereof.

                 Losses:  See Section 5(a) hereof.

                 Managing Underwriters: The investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

                 Person: Any natural person, corporation, partnership, limited liability partnership, limited liability company, trust or other legal entity.

                 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 Purchase Agreement:  See the first paragraph of this Agreement.

                 Registrable Securities: Each share of Common Stock issued to Purchaser pursuant to the Purchase Agreement or subsequently transferred to any Holder, and any Common Stock issued with respect thereto upon any stock dividend, split or similar event, until (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is salable by the holder thereof pursuant to Rule 144(k) or (iii) it is sold to the public pursuant to Rule 144, and, as a result of an event or circumstance described in any of the foregoing clauses
(i) through (iii), the legends with respect to transfer restrictions required under the Securities Act (other than any such legends required solely as the consequences of the fact that the Registrable Securities are owned by, or were previously owned by, the Company or an Affiliate of the Company) are removed or removable.

                 Registration Expenses:  See Section 5 hereof.

                 Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 Selling Expenses: All underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities.

                 Selling Holder:  A Holder offering to sell Registrable
Securities.

                 Shelf Registration:  See Section 2(a) hereof.

                 Subsequent Shelf Registration:  See Section 2(b) hereof.

                 Suspension Period:  See Section 2(c).

                 Underwritten Registration or Underwritten Offering: A registration in which the Registrable Securities are sold by the Holder thereof to an underwriter for reoffering to the public.

         2.      SHELF REGISTRATION.

                 (a) The Company shall prepare and file with the SEC, as soon as practicable but in any event on or prior to the date 60 days following the date hereof (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by the Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on an appropriate SEC Registration Statement form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated thereby (including, without limitation, one or more Underwritten Offerings). The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable but in any event on or prior to the date 180 days following the date hereof (the "Effectiveness Target Date"), and shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act, subject to the provisions of Section 2(c), until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration (as defined below) covering all of the Registrable Securities has been declared effective under the Securities Act. Subject to the right of the Company to have the Initial Shelf Registration not be effective, or not to be updated, amended or supplemented, for periods of time set forth in Section 2(c), the Company further agrees to use its best efforts to prevent the happening of any event that would cause the Initial Shelf Registration to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the Effective Period.

                 (b) If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 15 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

                 (c) In the event (A) of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the good faith-judgment of the Company, it is advisable to suspend the use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Holders and the Managing Underwriters, if any, to the effect of the foregoing and thereafter the use of the Prospectus shall be suspended, and the Company, subject to the terms of this Section 2(c), shall thereafter not be required to maintain the effectiveness or update the Shelf Registration. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable, in the case of suspension under Section 2(c)(A), and, in the case of a pending development or event referred to in
Section 2(c)(B) hereof, as soon as, in the good faith-judgment of the Company, public disclosure of such material corporate development or similar material event would not have a material adverse effect on the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2(c) to suspend the use of the Prospectus (whether as a result of events referred to in Section 2(c)(A) hereof or as a result of the pending development or event referred to in Section 2(c)(B) hereof) more than one (1) time in any three (3) month period, and the periods in which the use of the Prospectus is suspended shall not exceed 15 days in any three-month period (a "Suspension Period").

         3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                 (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof and shall include all required financial statements, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto the Company shall furnish within a reasonable time period to each Selling Holder (if requested by such Selling Holder) and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Selling Holders (if requested by such Selling Holders) and such

Managing Underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which such Selling Holders shall reasonably object in writing within five Business Days after the receipt thereof. In addition, the Company shall use its best efforts to reflect in each such document referenced in this paragraph so filed with the SEC such comments as each Selling Holder and the Managing Underwriters, if any, may propose.

                 (b) Subject to Section 2(c), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods or disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.
The Company shall ensure that (i) any Shelf Registration and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any Prospectus forming part of any Shelf Registration, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) Notify each Selling Holder and the Managing Underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's good faith determination that a post-effective amendment to a Registration Statement is required by applicable laws, rules or regulations.

                 (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                 (e) If requested by the Selling Holders or the Managing Underwriters, if any, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Selling Holders or the Managing Underwriters, if any, and the Company mutually agree should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters proposed to be incorporated in such Prospectus supplement or post-effective amendment.

                 (f) Furnish to the Selling Holders and each Managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                 (g) Deliver to each Selling Holder and each Managing Underwriter, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the Selling Holders and the Underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                 (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Holders and the Managing Underwriters, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Selling Holders or Managing Underwriters reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any jurisdiction where it is not then so subeject.

                 (i) Cause the Registrable Securities covered by the applicable Registration

Statement to be registered with or approved by such other governmental agencies in addition to the SEC or authorities within the United States as may be necessary to enable each Selling Holder or the Managing Underwriters, if any, to consummate the disposition of such Registrable Securities.

                 (j) During the Effectiveness Period (subject to the provisions of Section 2(c)), immediately upon the existence of any fact or the occurrence of any event as a result of which (i) a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(ii) a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder; and in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

                 (k) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an the Underwritten Offering, those reasonably requested by the Managing Underwriters, if any, or the Holders of a majority of the Registrable Securities) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and the Holders of a majority of the Registrable Securities) addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Managing Underwriters; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration

Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

                 (l) Make available for inspection by a representative of the Selling Holders, any Managing Underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by the Selling Holders or such underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, Managing Underwriter, attorney or accountant in connection with such disposition; provided, however, that any information that is reasonable and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such Person or (iv) such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

                 (m) Comply with all applicable rules and regulations of the SEC in all material respects and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                 (n) Cooperate with the Selling Holders and the Managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as such Selling Holder may request.

                 (o) Cause all shares of Common Stock covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed or quoted no later than the date the Registration Statement is declared effective, and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

                 (p) Cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc.

         The Company may require each Selling Holder to furnish to the Company such information regarding such Selling Holder and the distribution of such securities as the Company, upon advice of counsel, may from time to time determine to be required under applicable laws, rules and regulations for inclusion in such Registration Statement. If any Selling Holder fails to provide such information, then such Selling Holder shall not be entitled to use the Prospectus.

         4. REGISTRATION EXPENSES. All fees and expenses (other than Selling Expenses) incident to the Company's obligations under this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation,
(i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the National Association of Securities Dealers, Inc.), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the Holders of a majority of the Registrable Securities or the Managing Underwriters), (iii) reasonable fees and disbursements of counsel for the Company in connection with the Shelf Registration (provided that the Company shall not be liable for the fees and expenses of more than one separate firm for all parties (other than the Company) participating in any transaction hereunder), and (iv) fees and disbursements of all independent certified public accountants referred to in Section 3(k)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance). In addition, the Company shall pay the fees and expenses incurred in connection with the listing or quotation of the securities to be registered on any securities exchange or quotations system on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

         5.      INDEMNIFICATION.

                 (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the directors, officers, employees and agents of each Holder and each Person, if any, who controls any such Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, liabilities, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except insofar as such Losses arise out of or are based upon the information relating to such Holder furnished to the Company in writing by such Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The Company shall also indemnify each underwriter, their officers and directors, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Holders.

                 (b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, its officers who sign a Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, but failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention to such counsel (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties under Section 5(a) or 5(b) hereof who are parties to such proceeding or proceedings, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Party agrees that it shall be liable for any settlements of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                 (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Indemnifying Parties on the one hand and the Indemnified Party or Indemnified Parties an the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or Indemnified Parties on the one hand and of the Indemnified Party or Indemnifying Parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total number of Registrable Shares multiplied by the per share closing price of the Common Stock on the Closing Date, as listed on the Nasdaq National Market. Benefits received by the Holders shall be deemed to be equal to the value of receiving the Registrable Shares and having such shares registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding this
Section 5(d), a Selling Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Selling Holder and distributed to the public were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Purchase Agreement or otherwise.

         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or the Company, its officers or directors or any Person controlling the Company and (iii) the sale of any Registrable Securities by any Selling Holder.

         6.      INFORMATION REQUIREMENTS.

                 (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with any Holder and take such further reasonable action as any such Holder may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

                 (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to the appropriate SEC Registration Statement form permitting registration of the Registrable Securities for resale by the Holders in the manner or manners designated by them.

         7. VOLUME LIMITATIONS. Notwithstanding anything herein to the contrary, (i) no Holder may sell any Registrable Securities, without the prior written consent of the Company, prior to the Effectiveness Target Date, except that without such consent, Purchaser may sell the Registrable Securities to a buyer that acquires such Registrable Securities for investment and not with a view toward distribution thereof otherwise than pursuant to the terms of this Agreement, and (ii) thereafter no Holder may sell more than 12.5% of the Registrable Securities held by such Holder in any one month period, provided that a Holder may effect a block trade (within the meaning of New York Stock Exchange Rule 127.10) of any amount of Registrable Securities upon five (5) days prior written notice to the Company.

         8. OTHER COVENANTS OF THE PURCHASER. Neither the Purchaser nor any Person controlled by, related to or affiliated with the Purchaser (collectively, the "Stockholder Group") shall, directly or indirectly, acquire any shares of capital stock of the Company which are then entitled to vote generally in the election of directors (the "Voting Securities") (except by way of stock dividend or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the Stockholder Group to greater than 15% of such total combined voting power of all the Voting Securities then outstanding.

         9.      MISCELLANEOUS.

                 (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason or a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                 (b) No Conflicting Agreements. The Company has not entered, as of the date hereof and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

                          If to Purchaser:

                                  GST USA, Inc.
                                  4001 Main Street
                                  Vancouver, Washington  98663
                                  Attention:  Chief Executive Officer

                                  with a copy to:

                                  Olshan Grundman Frome & Rosenzweig LLP
                                  505 Park Avenue
                                  New York, New York  10022
                                  Attention:  Stephen Irwin, Esq.

                          If to the Company:

                                  World Access , Inc.
                                  Suite 2240
                                  945 East Paces Ferry Road
                                  Atlanta, Georgia 30326
                                  Attention:  Chief Executive Officer

                                  with a copy to:

                                  Rogers & Hardin LLP
                                  2700 International Tower
                                  229 Peachtree Street, NE
                                  Atlanta, Georgia 30303
                                  Attention:  Steven E. Fox, Esq.

                          If to any Holder, at the most current address given
by such Holder to the Company in accordance with the provisions of Section
9(e).

                 (e) Owner of Registrable Securities. The Company will maintain, or will cause its transfer agent to maintain, a register with respect to the Registrable Securities in which all transfers of Registrable Securities of which the Company has recieved notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in such register of the Company as the owner thereof for al purposes, including, without limitation, the giving of notices under this Agreement.

                 (f) Successors and Assigns. Any Person who purchases any Registrable Securities from Purchaser shall be deemed, for purposes of this Agreement to be an assignee of Purchaser. The Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each holder of any Registrable Securities.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT BODY OF LAW RELATING TO CHOICE OF LAWS.

                 (j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

                 (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                 (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                 (m) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate the make effective the transactions contemplated hereby.

                 (n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4 or 5 hereof, each of which shall remain in effect in accordance with their terms.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                                   WORLD ACCESS, INC.


                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:



                                                   GST USA, INC.


                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT B

                           INDEMNIFICATION AGREEMENT

                 INDEMNIFICATION AGREEMENT (the "Agreement"), dated ___________ ____, 1998, by and among WORLD ACCESS, INC., a Delaware corporation with its principal office at 945 East Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326 (the "Buyer"), GST TELECOMMUNICATIONS, INC., a federally chartered Canadian corporation ("GST"), and GST USA, INC., a Delaware corporation (the "Seller"), each with their principal offices at 4001 Main Street, Vancouver, Washington 98663.

                             W I T N E S S E T H :

                 WHEREAS, NACT Telecommunications, Inc., a Delaware corporation (the "Company"), is engaged in the business of providing advanced telecommunications switching platforms with integrated applications software and network telecommunications capabilities; and

                 WHEREAS, Seller is a wholly-owned subsidiary of GST and is the record and beneficial owner of 5,113,712 shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Company; and

                 WHEREAS, Buyer, GST and Seller are parties to that certain Stock Purchase Agreement, dated December 31, 1997 (the "Stock Purchase Agreement"), pursuant to which Seller is selling to Buyer, and Buyer is purchasing from Seller, the Shares; and

                 WHEREAS, there are, and subsequent to the sale of the Shares to Buyer, there will be, issued and outstanding shares of Common Stock held of record and/or beneficially by stockholders of the Company other than Buyer (such shares of Common Stock and any and all additional shares of Common Stock from time to time outstanding subsequent to such sale and held by such stockholders being hereinafter referred to as the "Minority Shares"); and

                 WHEREAS, it is a condition to the sale of the Shares that Buyer provide indemnification in respect of any Damages (as hereinafter defined) to Seller, GST and their Affiliates, as such term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (Seller, GST and their Affiliates being hereinafter referred to individually as an "Indemnified Party" and collectively as the "Indemnified Parties");

                 NOW, THEREFORE, in consideration of the premises, and the covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereby agree as follows:

                 Section 1.  Indemnification Obligations.

                 (a) Buyer shall indemnify and hold harmless the Indemnified Parties, and each of them, from, against, for and in respect of any and all losses, liabilities, damages, demands, obligations, judgments, fines, deficiencies, encumbrances, assessments, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees, incident to any action, suit, claim, proceeding or investigation commenced or threatened by or on behalf of any holder of Minority Shares and by any governmental or quasi-governmental agency, board, bureau, commission or other instrumentality, and any and all amounts paid in settlement of any such action, suit, claim, proceeding or investigation, asserted against, resulting to, imposed upon, or incurred or suffered by the Indemnified Parties, or any of them, in each case in respect of the purchase or attempted purchase by Buyer or any designee thereof of the Minority Shares or any of them, whether by tender or exchange offer, acquisition, merger, open market purchase or otherwise (all hereinafter collectively referred to as "Damages"). Notwithstanding anything herein to the contrary, Buyer shall have no obligation to any of the Indemnified Parties under this Section 1 in respect of the business or operations of the Company prior to the Closing (as defined in the Stock Purchase Agreement) or the actions or omissions of the Company's officers, directors, stockholders, employees or agents prior to the Closing, irrespective of the date that any claim, suit or other cause of action related thereto is filed or otherwise instituted, provided, however, that nothing contained herein shall be construed to limit or negate the indemnification obligations provided for in the Stock Purchase Agreement.

                 (b) For purposes of this Agreement, all Damages shall be computed net of any insurance coverage with respect thereto that reduces the Damages that would otherwise be sustained by any of the Indemnified Parties; provided, however, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

                 Section 2.  Procedure for Indemnification with
                             Respect to Indemnifiable Claims.

                 Seller, for itself and on behalf of any Indemnified Party, shall give Buyer prompt written notice of any action, suit, claim, investigation or proceeding to which the indemnification provided in this Agreement applies (each an "Indemnifiable Claim"), which notice shall describe such Indemnifiable Claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, Seller shall not have any obligation to give any notice to Buyer of any assertion by a third party that could give rise to an Indemnifiable Claim unless such assertion is in writing, and the rights of any Indemnified Party to be indemnified hereunder in respect of any Indemnifiable Claim shall not be adversely affected by Seller's failure to give notice thereof as herein provided, unless and, if so, only to the extent that, Buyer is materially prejudiced thereby.

Buyer shall have the right to control the defense or settlement of any such Indemnifiable Claim employing counsel and other professionals reasonably satisfactory to the Indemnified Party, subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action, suit, claim, investigation or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and Buyer, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to Buyer at Buyer's expense; provided that Buyer shall not be obligated to pay the attorneys' fees of more than one separate counsel under the Agreement. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Parties shall make available to Buyer, at Buyer's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by Buyer.

                 Should Buyer fail to defend any such action (except for failure resulting from Seller's failure to timely give the Indemnification Notice) within 20 days after the date of receipt of the Indemnification Notice, then, in addition to any other remedy, the Indemnified Party may settle or defend any such action, suit, claim, investigation or proceeding through counsel of its own choosing and may recover from Buyer the amount of its Damages. Except as provided in the preceding sentence, no Indemnified Party shall compromise or settle any Indemnifiable Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided, however, that if Buyer's consent is unreasonably withheld, the liability of Buyer shall be limited to the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, at the time such approval is unreasonably withheld. Notwithstanding the preceding sentence, the right of the Indemnified Party to compromise or settle any such action, suit, claim, investigation or proceeding shall only be available if a complete release of Buyer is contemplated to be part of such proposed compromise or settlement.

                 3.  Exclusivity; Survival.

                 Any and all Indemnifiable Claims shall be subject to the terms and conditions of this Agreement, and shall survive the execution and delivery of, and the consummation of the transactions contemplated by, the Stock Purchase Agreement.

                 4.  Miscellaneous Provisions.

                 (a) Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made when received if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service), or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

                 If to Buyer:                      World Access, Inc.
                                                   945 East Paces Ferry Road
                                                   Suite 2240
                                                   Atlanta, Georgia 30326
                                                   Attention:  Chief Executive Officer

                 with a copy to:                   Rogers & Hardin LLP
                                                   2700 International Tower,
                                                   Peachtree Center
                                                   229 Peachtree Street, N.E.
                                                   Atlanta, Georgia 30303
                                                   Attention:  Steven E. Fox, Esq.

                 If to any                         GST Telecommunications, Inc.
                 Indemnified Party:                4001 Main Street
                                                   Vancouver, Washington  98663
                                                   Attention:  Chief Executive Officer

                 with a copy to:                   Olshan Grundman Frome & Rosenzweig LLP
                                                   505 Park Avenue
                                                   New York, New York 10022
                                                   Attention:  Stephen Irwin, Esq.

                 (b) Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                 (c) Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, GST and Seller and their respective Affiliates, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                 (d) Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by all the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the parties claiming to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation by such other party, nor shall any forbearance by any party to seek a remedy for any noncompliance or breach by any other party be deemed to be a waiver by any party of its rights and remedies with respect to such noncompliance or breach.

                 (e) Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, except that body of law relating to choice of law.

                 (f) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                             WORLD ACCESS, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             GST TELECOMMUNICATIONS, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             GST USA, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT C


                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") is made and entered into as of the _______ day of _______________, 1998 by and among NACT TELECOMMUNICATIONS, INC., a Delaware corporation ("NACT"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), and GST USA, INC., a Delaware corporation ("GST").

         WHEREAS, World Access is acquiring the all of the equity interest of NACT held by GST (the "Transaction") by means of a Stock Purchase Agreement dated December 31, 1997 (the "Purchase Agreement");

         WHEREAS, NACT is engaged in the business of providing advanced telecommunications switching platforms with integrated applications software and network telecommunications capabilities (the "Business");

         WHEREAS, GST has been the principal stockholder of NACT and its representatives have heretofore been responsible for the management of the Business;

         WHEREAS, GST has knowledge of the trade secrets, customer information and other confidential and proprietary information of NACT;

         WHEREAS, GST desires to have World Access acquire the equity interest of NACT held by GST pursuant to the Transaction;

         WHEREAS, as a result of the Transaction, World Access will succeed to the Business and all of the Confidential Information and Trade Secrets (each as hereinafter defined) of NACT;

         WHEREAS, in order to protect the goodwill of the Business and the other value to be acquired by World Access pursuant to the Purchase Agreement for which World Access is paying substantial consideration, World Access and GST have agreed that the obligation of World Access to consummate the transactions contemplated by the Purchase Agreement is subject to the condition, among others, that GST shall have entered into this Agreement;

         WHEREAS, World Access has separately bargained and paid additional consideration for the covenants contained herein;

         WHEREAS, GST acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of World Access and the goodwill of the Business and other value acquired by it pursuant to the Purchase Agreement; and

         WHEREAS, in order to induce World Access to consummate the transactions contemplated by the Purchase Agreement, GST is willing to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall have the meaning specified in Rule 144 promulgated under the Securities Act of 1933, as amended.

         (b) "Competitive Business" shall mean any Person engaged in a business the same as or substantially similar to the Business as conducted immediately prior to the Transaction, but shall not include any business conducted by any Affiliate of GST on the date hereof.

         (c) "Confidential Information" shall mean NACT's customer and supplier lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, market strategies, internal performance statistics and other competitively sensitive information concerning NACT which is material to NACT and not generally known by the public, other than Trade Secrets, whether or not in written or tangible form.

         (d) "Control" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         (e) "Key Employee" shall mean any Person who is employed in a management, executive or supervisory capacity for another Person.

         (f) "NACT Market" shall mean the continents of North and South America, Australia, Asia, Africa and Europe and all other places in the world.

         (g) "Permitted Activities" shall mean owning not more than 5% of the outstanding shares of publicly-held corporations engaged in a Competitive Business (except for World Access) which have shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through a national automatic quotation system of a registered securities association.

         (h) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         (i) "Restricted Period" shall mean the period commencing on the date of this Agreement and ending on the date which is three (3) years thereafter.

         (j) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the competitors of NACT, whether or not in written or tangible form; provided, however, that the parties hereto hereby expressly acknowledge and agree that nothing in this Agreement or in the foregoing definition shall diminish, restrict or in any way contravene any claims, rights or other protections, whether at law or in equity, provided with respect to trade secrets under any applicable law; and provided further that Trade Secrets of NACT shall not include any information, design, process, procedure, formula or improvement that is a Trade Secret of any Affiliate of GST and that is used in the business of such Affiliate on the date hereof.

         2. NO COMPETING BUSINESS. GST hereby agrees that, during the Restricted Period, except for Permitted Activities, neither it nor any of its Affiliates will, directly or indirectly, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in (whether as a partner, stockholder, joint venturer, investor or other participant in) any Competitive Business in any NACT Market, without regard to (i) whether the Competitive Business has its office, manufacturing or other business facilities within any NACT Market, (ii) whether any activity of GST referred to above itself occurs or is performed within any NACT Market, or (iii) whether GST has offices located within any NACT Market.

         3.      NO INTERFERENCE WITH THE BUSINESS.

                 3.1 GST hereby agrees that, during the Restricted Period, neither it nor any of its Affiliates will, directly or indirectly, solicit, induce or influence any customer, supplier, lender, lessor or any other Person which had on the date of this Agreement a business relationship with NACT in any NACT Market, to discontinue or reduce the extent of such relationship with NACT in any NACT Market.

                 3.2 GST hereby agrees that, during the Restricted Period, neither it nor any of its Affiliates will, directly or indirectly, (i) recruit, solicit or otherwise induce or influence any Key Employee of NACT to discontinue such employment or agency relationship with NACT or (ii) employ or seek to employ, or cause any Competitive Business to employ or seek to employ as a Key Employee for any Competitive Business in any NACT Market, any Person who was within six months prior to the date hereof employed by NACT as a Key Employee; provided, however, that the foregoing restriction shall not apply to any Key Employee whose employment is terminated by NACT.

         4.      NO DISCLOSURE OF PROPRIETARY INFORMATION.

                 4.1 GST hereby agrees that neither it nor any of its Affiliates will, directly or indirectly, disclose to anyone, or use or otherwise exploit for its own benefit or for the benefit of anyone other than NACT or World Access, any Trade Secrets for as long as they remain Trade Secrets.

                 4.2 GST hereby agrees that, during the Restricted Period, neither it nor any of its Affiliates will, directly or indirectly, disclose to anyone, or use or otherwise exploit for GST's own benefit or for the benefit of anyone other than NACT or World Access, any Confidential Information.

         5. REPRESENTATIONS AND WARRANTIES. GST represents and warrants that this Agreement constitutes the legal, valid and binding obligation of GST, enforceable against it in accordance with its terms. GST represents and warrants that it has no right, title, interest or claim in, to or under any Trade Secrets or Confidential Information.

         6. WAIVERS. Neither World Access nor NACT will be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by World Access or NACT, as the case may be, or for any other reason (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (ii) to have modified, changed, amended, terminated, rescind, or superseded any of the terms of this Agreement.

         7. INJUNCTIVE RELIEF. GST acknowledges (i) that any violation of this Agreement will result in irreparable injury to World Access and NACT, (ii) that damages at law would not be reasonable or adequate compensation to the World Access or NACT for violation of this Agreement, and (iii) World Access and NACT shall each be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

         8. NOTICES. All notices and other communications provided for or permitted hereunder shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

                          If to GST:

                                  GST USA, Inc.
                                  4001 Main Street
                                  Vancouver, Washington  98663
                                  Attention:  Chief Executive Officer
                                  with a copy to:

                                  Olshan Grundman Frome & Rosenzweig LLP
                                  505 Park Avenue
                                  New York, New York  10022
                                  Attention:  Stephen Irwin, Esq.

                          If to World Access:

                                  World Access , Inc.
                                  Suite 2240
                                  945 East Paces Ferry Road
                                  Atlanta, Georgia 30326
                                  Attention:  Chief Executive Officer

                                  with a copy to:

                                  Rogers & Hardin LLP
                                  2700 International Tower
                                  229 Peachtree Street, NE
                                  Atlanta, Georgia 30303
                                  Attention:  Steven E. Fox, Esq.

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, or (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt.

         9. SUCCESSORS IN INTEREST. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns, and any reference to a party hereto shall also be a reference to any such heir, legal representative, successor or assign.

         10. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         11. CAPTIONS. The titles and captions contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

         12. CONTROLLING LAW; INTEGRATION; AMENDMENT. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of

Delaware without reference to its choice of law rules. This Agreement and the documents executed pursuant hereto or in connection herewith supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         13. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect. In the event that any provision of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum extent permitted by applicable law.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         15. ENFORCEMENT OF CERTAIN RIGHTS. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto, and their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, GST, World Access and NACT have each caused this Agreement to be duly executed and delivered on its behalf by an officer thereunto duly authorized, all as of the date first above written.



                                      GST USA, INC.



                                      By:
                                         --------------------------------------
                                       Its:
                                           ------------------------------------




                                      WORLD ACCESS, INC.



                                      By:
                                         --------------------------------------
                                       Its:
                                           ------------------------------------



                                      NACT TELECOMMUNICATIONS, INC.



                                      By:
                                         --------------------------------------
                                       Its:
                                           ------------------------------------

                                                                       EXHIBIT D

                                STOCK AGREEMENT

         STOCK AGREEMENT (the "Agreement"), dated as of December 31, 1997, between WORLD ACCESS, INC., a Delaware corporation ("World Access"), and GST USA, INC., a Delaware corporation (the "Stockholder")

         WHEREAS, as of the date hereof the Stockholder owns an aggregate of 5,113,712 shares of common stock, $.01 par value per share (the "Common Stock"), of NACT Telecommunications, Inc. (the "Company") (all such shares and shares hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

         WHEREAS, concurrently herewith, World Access and the Stockholder have entered into a Stock Purchase Agreement (the "Purchase Agreement") relating to the purchase by World Access of the Shares (the "Transaction");

         WHEREAS, as a condition to the willingness of World Access to enter into the Purchase Agreement, World Access has requested that the Stockholder agree, and, in order to induce the World Access to enter into the Purchase Agreement, the Stockholder has agreed, to grant World Access proxies to vote the Shares;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

         SECTION 1.01 VOTING OF SHARES; FURTHER ASSURANCES. The Stockholder, by this Agreement, with respect to those Shares that the Stockholder owns of record on the record date for voting at any meeting (special or annual) of the stockholders of the Company, to vote such shares (or to execute written consents with respect to such Shares) against any Acquisition Proposal (as hereinafter defined). The Stockholder agrees to vote the Shares owned by it beneficially to be voted in accordance with the
foregoing.   For purposes hereof, Acquisition Proposal shall mean any inquiry, proposal or acquisition or purchase of a substantial amount of assets of the Company or of over 10% of any class of equity securities of the Company, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company other than the transactions contemplated by the Purchase Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Transaction or which would reasonably be expected to dilute materially the benefits to World Access of the Transaction.

         SECTION 1.02 NO SOLICITATION. Prior to the closing of the Transaction (as provided by the Purchase Agreement), the Stockholder agrees (a) that neither it nor the Company shall, nor shall it or the Company permit their respective officers, employees, agents and representatives

(including any investment banker, attorney or accountant retained by it or the Company) to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's stockholders) with respect to an Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any other syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal and (b) to notify World Access immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Stockholder or the Company.

                                   ARTICLE II

         SECTION 2.01 NOTICES. All notices and other communications provided for or permitted hereunder shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

                          If to Stockholder:

                                  GST USA, Inc.
                                  4001 Main Street
                                  Vancouver, Washington  98663
                                  Attention:  Chief Executive Officer

                                  with a copy to:

                                  Olshan Grundman Frome & Rosenzweig LLP
                                  505 Park Avenue
                                  New York, New York  10022
                                  Attention:  Stephen Irwin, Esq.

                          If to World Access:

                                  World Access , Inc.
                                  Suite 2240
                                  945 East Paces Ferry Road
                                  Atlanta, Georgia 30326
                                  Attention:  Chief Executive Officer
                                  with a copy to:

                                  Rogers & Hardin LLP
                                  2700 International Tower
                                  229 Peachtree Street, NE
                                  Atlanta, Georgia 30303
                                  Attention:  Steven E. Fox, Esq.

         SECTION 2.02 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 2.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 2.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 2.05 CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or beneficial ownership (as such term is applied under Rule 13d-3 of the Exchange Act) of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding the transfer of any Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         SECTION 2.06 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 2.07 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 2.08 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 2.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

         SECTION 2.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

         SECTION 2.11 TERMINATION. This Agreement shall terminate automatically immediately upon the termination of the Purchase Agreement.








                             [SIGNATURES NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.



                                                   WORLD ACCESS, INC.



                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------




                                                   GST USA, INC.



                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------